LEASE

        THIS LEASE AGREEMENT (this "Lease") is made and entered into this  23rd
day of   January, 2004 (the "Effective Date") by and between Gemini Property
Management, LLC, a Florida limited liability company, whose principal place of business is 100 Village Square Crossing, Suite #105, Village Square Professional Park, Palm Beach Gardens, Florida 33410, hereinafter referred to as "Landlord," and American Capital Holdings, Inc. whose principal place of business is 100 Village Square Crossing, Suite # 202 , Palm Beach Gardens, FL 33410, hereinafter referred to as "Tenant".

WITNESSETH:

1.     PREMISES.

        1.1 In consideration of the performance by Tenant of its obligations under this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Term and specifically upon the terms and conditions set forth in this Lease, that certain leased premises, as more particularly described in Exhibit A attached hereto and made a part hereof (the "Premises"), which Premises are known as Suite #202, #201 situated within Building 100, at 100 Village Square Crossing, (the "Building") located in the Village Square Professional Park (the "Office Park") upon real property (the "Property") located within Palm Beach County, Florida, as more particularly described on Exhibit A attached hereto. The Premises are located as shown on the floorplan of the Buildings attached to this Lease as Exhibit B. The Gross
Rentable Area of the Premises is   approx. 1231 square feet.

1.2	The use and occupation by the Tenant of the Premises shall
include the right to the non-
exclusive use, in common with others, of all such parking areas, driveways, truck, common areas and service courts, walks and other facilities designed for common use, as have been or may be installed by Landlord, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use, subject expressly, however, to the terms and conditions of this Lease. Landlord reserves, and Tenant agrees that Landlord has from time to time, the right to change the size, layout and location of any and all buildings or common areas and facilities as shown on Exhibit A or related to the Building or Office Park.


2.      POSSESSION.

        2.1 Delivery of possession within the meaning of this Lease shall be accomplished by Landlord's delivery to Tenant of the keys to the Premises.

        2.2 If no material improvements are to be constructed to the Premises, Tenant acknowledges that (i) it has inspected and accepts the Premises in its "as is" condition, (ii) the buildings and improvements comprising the same are suitable for the purpose which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth herein).

2.3	Tenant acknowledges and agrees that, in connection with any
renovation, construction or
 expansion of the Office Park, Tenant may encounter various inconveniences including, without limitation, noise associated with construction activities, intermittent disruptions of service and the temporary loss or temporary or permanent relocation of parking spaces and access points to and from streets adjacent to the Office Park. Tenant accepts the foregoing, acknowledges that same shall not be deemed an actual or constructive eviction of Tenant, acknowledges that same shall not entitle Tenant to an abatement of rent, authorizes Landlord and its authorized employees, agents, contractors and representatives to enter upon the Premises from time to time upon reasonable notice in connection with activities related to any such renovation, construction or expansion, and agrees to fully cooperate with Landlord in connection with any such renovation, construction or expansion; provided, however, that Landlord agrees to take reasonable steps to minimize inconvenience to and disruption of the business of Tenant during any such renovation, construction or expansion.

3.     USE.

        3.1 Tenant shall use and occupy the Premises solely and exclusively for general office purposes only and for no other purpose whatsoever. In no event shall Tenant use or allow the Premises to be used in any manner that is unlawful, illegal or likely to cause damage to the Premises, to adjoining property or would constitute a hazard to the public or adjoining property, or would cause a nuisance to a any member of the public or any other Tenant of the Building or Office Park.


4.	TERM.

        4.1 The Commencement Date shall be deemed to be the earlier of: (i) the date on which Tenant has indicated that he intends to occupy the premises,
(ii) the date on which the Tenant occupies any part of the Premises. Tenant agrees promptly and without charge to execute and to deliver to Landlord, within three (3) days after the Commencement Date, a Supplement of this Lease, specifically in the form attached hereto and made a part hereof as Exhibit D fixing, inter alia, the definite date of the beginning and the ending of the Term.


5.     RENT.

        5.1       BASE RENT.

                Tenant covenants and agrees to pay Landlord base rent (the "Rent plus all sales and other applicable taxes in the currency of the United States of America payable in advance in equal monthly installments without deductions or set-offs and without prior demand on the first day of each calendar month
during the Term in the amount of  Three thousand one hundred ten &   XX /100
($3110.00).   Payment of Rent shall commence on  February,2004   and shall
monthly thereafter through to and including the  12    month of the Lease
Term. Each monthly installment shall be due and payable on the first (1st) day of the month beginning on the Commencement Date and continuing on the first day of each calendar month thereafter.

5.2     ADDITIONAL RENT.

                In addition to the foregoing Rent, all other payments to be made by Tenant under this Lease shall be deemed to be and shall become additional rent hereunder ("Additional Rent") whether or not the same be designed as such and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the same as for a non-payment of Rent. Landlord, at its election, shall have the right, but not the obligation, to pay or do any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event Landlord shall, at its election, pay such sums or do such acts requiring the expenditure of monies, Tenant agrees to pay
Landlord, upon demand, all such sums, and the sums so paid by Landlord, shall be deemed Additional Rent.


        5.3     TIME AND PLACE OF PAYMENT.

                Tenant shall promptly pay all Rent and other charges and render all statements herein prescribed at Landlord's address first stated herein, or to such other person or corporation, and at such other place, as may be designated from time to time by Landlord in writing. If Landlord shall pay any monies or incur any expenses in correction of any violation of any covenant, undertaking, or agreement of Tenant as is set forth in this Lease, the amounts so paid or incurred shall, at Landlord's option and on notice to Tenant, be considered Additional Rent payable by Tenant with the next installment of Rent thereafter to become due and payable and may be collected or enforced as by law provided in respect to payment of Rent. All payments due under this Lease shall be made in cash or by check issued by a national banking association located in the county in which the Premises is located;
all checks shall be received subject to clearance.

5.4     SECURITY DEPOSIT, FIRST AND LAST MONTHS RENT.

                Landlord acknowledges receipt, subject to clearance if by check, from Tenant of an amount equal to the sum of Five thousand, Eight hundred,
Thirty one DOLLARS &  60/100   ($5831.60). Said payment comprises a security
deposit and the first month's rent plus tax and is allocated as follows: i)
The first months Base Rent plus tax is hereby acknowledged as received in the
amount of   Three thousand, two hundred, ninety six DOLLARS & 60/100  ($
3296.60)  and, ii) the last months Base rent plus tax is hereby acknowledged
as received in the amount of     n/a  DOLLARS & XX/100 ($00.00) and, iii) the
Security Deposit (the "Deposit") in the amount of Three thousand, one hundred ten DOLLARS & XX/100 ($3110.00) The Base rent for the final month of this lease shall be held as part of the deposit by Landlord and credited against Tenant's final month lease obligation. No interest shall be paid or payable on the last months' rent or the Security Deposit. Upon any default by Tenant hereunder all or part of said Deposit may, at Landlord's sole option, be applied on account of such default(s), and thereafter Tenant shall promptly restore the resulting deficiency in said Deposit. Tenant hereby irrevocably waives the benefit of any provision of law requiring such Deposit to be held in escrow or by a third party, and said Deposit shall be deemed to be the property of Landlord and may be co-mingled by Landlord (with its own funds). Landlord may actually deliver or merely credit the funds Deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises in the event that such interest be sold; and, thereupon, Landlord shall be by virtue of such circumstances and these terms fully, finally, and absolutely discharged from any further liability with respect to such Deposit; and this provision shall also apply to the benefit of any and all subsequent transferees. Tenant agrees that Tenant will look solely to the Landlord or its successor(s) in interest, as applicable, for the return of its security Deposit, but strictly in any event under the terms of this Lease, and not in any event to any mortgagee who has assumed Landlord's position, either by mortgagee in possession foreclosure or the acceptance of a deed in lieu thereof, unless said Mortgagee shall have first in writing actually acknowledged receipt of that specific security Deposit.

        5.5     RENT PAST DUE.

                In the event Tenant fails to make any payment due hereunder with five (5) days after such payment is due, a late charge of five percent (5%) of the delinquent sum may be charged by Landlord. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to one and one half percent (1 1/2%) per month (18% per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the 5% late charge or any other remedy available to Landlord. For the purpose of this Section, Rent shall be deemed paid when postmarked or if paid by electronic funds transfer actually received by Landlord at the address designated. It is hereby understood that this charge is to be considered Additional Rent and shall not be considered interest. The provision for such late charge and interest shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be considered liquidated damages or as limiting Landlord's damages in any manner.

     5.6 ANNUAL BASE RENT ADJUSTMENT

          The Base Rent shall be adjusted upward annually by an amount equal to 5% of the prior year's Base Rent. Each year on the anniversary of the Commencement Date, the Base Rent for the succeeding year shall be adjusted to an amount equal to then existing Base Rent multiplied by 1.05. The new rent as adjusted shall then become the Base Rent for the subsequent year.

6.     COMMON AREA, FACILITIES, AND MAINTENANCE THEREOF.

        6.1 All facilities furnished by Landlord in the Office Park and designed for the general use, in common, of occupants of the Office Park, including Tenant hereunder, their respective officers, agents, employees and customers, including, but not limited to, any of the following which may have been furnished by Landlord such as parking areas, driveways, entrances and exits thereto, employee parking areas, truck way or ways, truck courts and service courts, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways and other similar facilities shall at all times be subject to the exclusive control, administration, and management of Landlord. Landlord shall have the right from time to time to change the area, level, location, amount and arrangement of such parking areas and all other facilities referred to above, to restrict parking by Tenants and their employees to employee parking areas, and to make all rules and regulations pertaining to and necessary for, in Landlord's sole judgment, the proper operation and maintenance of the Common Area as above described and as hereinafter defined. Common Area means all areas, space, equipment and special and other services, if any, provided by Landlord for the use of and benefit of the various occupants of the Office Park, their respective employees, agents servants, customers and other invitees, including, without limitation, parking areas, access roads, driveways, retaining walls, landscape areas, pedestrian walks, courts, stairs, ramps and sidewalks, washrooms and parcel pick-up stations, if any, if the same be provided. Nothing contained in this Lease shall be deemed to obligate Landlord to provide any such or differing items or services.

     6.2 Except for damage caused by the negligence of Tenant, its agents, employees, or contractors (the cost of which repairs shall be paid by Tenant through their insurance or otherwise, to Landlord within thirty (30) days after Landlord submits to Tenant an invoice therefor), Landlord, at its own cost and expense, without expectation of reimbursement, shall maintain the foundation, exterior structural walls, and all structural components of the Buildings in good repair, reasonable wear and tear excluded.. Landlord, as part of its own Operating Costs, without expectation of reimbursement, shall perform all repairs, maintenance or replacement of any HVAC, electrical, plumbing, sprinkler, lighting or other mechanical system, windows, glass or plate glass, exterior doors, office entries and landscaping required during the Term. Further, Landlord, as part of its own Operating Costs, shall maintain the common areas and provide pest control to the common areas and Tenant's Premises.

7.     TAXES

7.1     REAL AND PERSONAL PROPERTY TAXES.

                           Under Section 6 herein, Landlord agrees to pay all
taxes, assessments, excises, levies and other governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against
(i) all personal property owned by Landlord and used in the operation or maintenance of the Property, or (ii) the Premises, the Buildings, and/or the Office Park. If at any time during the Term the present method of taxation or assessment shall be changed so that the whole or any part of the taxes, assessments, excises, levies and other governmental charges now assessed, levied, charged, confirmed or imposed on the Premises, the Buildings, and/or the Office Park shall be discontinued or reduced and as a substitute for all or any part of same or in lieu thereof a tax, assessment, excise, levy or other charge shall be assessed, levied, charged, confirmed or imposed, whether wholly or partially, or as a special assessment or otherwise, on rents, income, profits, sales or gross receipts derived from the Premises, the Buildings, and/or the Office Park , then the substitute tax, assessment, levy or charge shall be deemed to be included within the term "Taxes" for the purposes hereof to the extent that such substitute tax would be payable if the Premises were the only property of Landlord subject to such tax.

7.2     TENANT'S PERSONAL PROPERTY TAXES.

                Tenant shall be liable for all taxes levied or assessed against "Tenant's Property". "Tenant's Property" shall refer to any personal property or fixtures owned or leased by Tenant and either located in the Premises as of the Commencement Date or placed in or on the Premises at any time during the Term. If any such taxes for Tenant's Property are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, within thirty (30) days of written demand, the amount of such taxes.


8.     PUBLIC UTILITIES.

      In addition to all rents specified in this Lease, Tenant shall pay for all utilities of whatever kind or sort, used, installed or consumed in or upon the Premises unless otherwise stated as included in the rent. Tenant shall separately pay for it's own telephone, cable TV, fiber optic connection, and computer network services, each of which shall be separately monitored and charged directly to the Tenant by the utility or agent. Housekeeping services are provided for the common areas only.


9.     SALES USE AND TAXES.

        Tenant shall pay Landlord any and all sales or use tax or excise tax imposed or levied against rentals or any other charge or payment required under this Lease to be made by Tenant which has been imposed or levied on or against the same by any governmental agency having, or purporting to have, jurisdiction thereover.


10.     REPAIRS.

        With the exception of mechanical and electrical systems, Tenant shall keep and maintain at Tenant's sole expense not to be reimbursed by Landlord the interior of the Premises, together with all interior fixtures, and all interior doors in good working order and proper repair, using materials and labor of kind and quality equal to or better than the original work, and shall surrender the Premises at the expiration of earlier termination of this Lease in as good condition as when received, excepting only and solely deterioration caused by ordinary wear and tear and damage by fire or other casualty of the kind actually insured against by Tenant in standard policies approved by Landlord. Under no circumstances whatsoever shall Landlord be obliged to repair, replace or maintain any systems, equipment, phones, computers, networks, furnishing, fixtures, decorations, or modifications made by Tenant.


11.     TENANT'S RIGHT TO MAKE ALTERNATIONS.

        11.1 Tenant covenants and agrees that it shall not make any alterations, improvements or additions to or upon the Premises during the Term without first obtaining the prior, specific written consent of Landlord. Tenant shall not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the Premises without first obtaining the prior, specific written consent of the Landlord. All alterations, improvements and additions made by Tenant as aforesaid shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord upon installation, unless Landlord shall prior to the termination of this Lease have given written notice and direction to Tenant to remove the same, in which event Tenant shall at its sole cost and expense remove such alterations, improvements and additions and restore the Premises to the same good working order and condition in which it was at the Commencement Date. Should Tenant fail so to do, Landlord may do so, at Landlord's option, collecting in such instance the cost and expense thereof from the Tenant, as Additional Rent, which shall be payable by Tenant to Landlord immediately on demand.

        11.2 Subject to tenant providing Landlord with proof of insurance and Landlord's prior approval of any alterations to the Premises that Tenant wishes to make, Tenant shall have the right to enter upon the premises upon the execution of this Lease in order to make improvements to the premises and to install Tenant's equipment, furnishings and fixtures.


12.	AFFIRMATIVE COVENANTS OF LANDLORD AND TENANT.

12.1     Tenant agrees:

                12.1.1 To comply with any and all requirements of any of the constituted public authorities having, or purporting to have, jurisdiction and with the terms of any State, Federal, or local statute, ordinance, or regulation applicable to Tenant or its use of the Premises and to save and hold Landlord harmless from, and by these terms to indemnify, defend and hold harmless Landlord for, any and all liabilities, penalties, fines, costs, expenses or damages, including, without limitation, Landlord's attorneys' fees, costs and charges (at all tribunal levels) resulting from Tenant's failure to do so, and

                12.1.2 To give Landlord prompt written, full, complete and specific notice of any accident, fire, damage, or injury whatsoever occurring in, on or to the Premises, and

                12.1.3 To keep all garbage and refuse in the kind of contain specified by Landlord and to place the same outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord in accordance with all regulations of the public authorities having, or purporting to have, jurisdiction, and

                12.1.4 To keep the outside areas immediately adjoining the Premises clean and not to burn, place or permit any rubbish, obstruction or merchandise in such areas, and

                12.1.5 To keep the Premises clean, orderly, sanitary and fr from objectionable odors and from insects, vermin and other pests and, with affirmative action, to disallow the usage and possession of any illegal substance in, on or upon the Premises, and

                12.1.6 To require Tenant's employees to park their cars only in those assigned portions of the parking areas designated for that purpose by Landlord, and

                12.1.7 To comply with the Rules and Regulations of Landlord effect at the time of the execution of this Lease set forth in EXHIBIT E and all other reasonable rules and regulations at any time or times and from time to time promulgated by Landlord, which Landlord in its sole discretion shall deem necessary or appropriate in connection with the Premises and the Building, and

                12.1.8 That Tenant shall forthwith pay all liens of contractors, subcontractors, sub-subcontractors, mechanics, laborers, and materialmen and all other items of like character and that Tenant does hereby indemnify, defend and hold harmless Landlord against all legal fees, costs, and charges (at all judicial levels), bond premiums for release of liens, including all attorneys' fees of Landlord incurred in and about the prosecution or defense of any suit in discharging the Premises and, alternatively, the Office Park or any part or portion thereof from any liens, charges, judgments, or encumbrances caused or suffered to be caused, directly or indirectly, by Tenant, and that all the costs and charges above referred to shall be considered as Additional Rent due and shall be included in any lien for rent, and

                12.1.9 To be responsible for and to pay before delinquency a municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned or placed in, upon or about the Premises by the Tenant, and


                12.1.10 To comply fully with all fire and safety codes, rules, a regulations, in effect from time to time during the term of this Lease, of the public authorities having, or purporting to have, jurisdiction and to install, keep, and maintain at Tenant's cost and expense any and all systems, equipment, and the like or differing required by any of the same.


        12.2     Landlord Agrees:

                12.2.1 To comply with any and all requirements of any of the constituted public authorities having, or purporting to have, jurisdiction and with the terms of any State, Federal, or local statute, ordinance, or regulation applicable to Landlord and to save and hold Tenant harmless from, and by these terms to indemnify, defend and hold harmless Tenant for, any and all liabilities, penalties, fines, costs, expenses or damages, including, without limitation, Tenant's attorneys' fees, costs and charges (at all tribunal levels) resulting from Landlord's negligent failure to do so, and

                12.2.2 To give Tenant written notice of any known accident, fire, damage, or injury whatsoever occurring in, on or to the Premises, and

                12.2.3 To keep the outside areas immediately adjoining the Premises clean and not to burn, place or permit any rubbish, obstruction or merchandise in such areas, and


                12.2.4 To comply fully with all fire and safety codes, rules, an regulations, in effect from time to time during the term of this Lease, of the public authorities having, or purporting to have, jurisdiction and to install, keep, and maintain at Tenant's cost and expense any and all systems, equipment, and the like or differing required by any of the same.

                12.2.5 Landlord shall not permit any tenant to bring, keep, use cause to be brought onto or about the Building Hazardous Material as that term is defined in Section 29.2.

        12.3 The right, title and interest of Landlord in all or any portion of the Premises, Property or Office Park shall not be subject to any liens arising directly or indirectly out of any improvements, alterations or changes made to the Premises, Property or Office Park by or on the behalf of Tenant, its officers, employees, servants or agents.  The Tenant shall promptly pay
for all materials supplied and work done with respect to the Premises.   The
Tenant covenants and agrees that it shall not incur any indebtedness giving a right to a lien of any kind or character upon the right, title or interest of the Landlord in and to all or any portion of the Premises, Property or Office Park. Pursuant to Section 713.1 0, Florida Statutes, as amended from time to time, the parties will, at the option of Landlord, execute acknowledge and deliver a Short Form of Lease or Notice of Lien Prohibition in the form prescribed by Landlord. If any lien resulting from work contracted for by Tenant shall be filed against all or any part of the Premises, Property or Office Park, then the Tenant shall cause the same to be discharged or transferred to bond in a manner as provided by law within ten (10) days after the filing of the lien by the lienor upon the public records. Failure to do so shall constitute a default hereunder and Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately by Tenant to Landlord. Tenant has no right or authority to create any mechanics' or materialmen's lien on the Property, Office Park or Landlord's right, title or interest therein and Tenant shall so notify all suppliers of labor or materials, in writing, and obtain written acknowledgment thereof, prior to ordering such labor or materials. The Tenant agrees to indemnify and save harmless the Landlord from any and all liabilities, expenses, costs, expenditures or otherwise, including attorneys' fees at all judicial levels, for breach of this provision.


13.     NEGATIVE COVENANTS OF TENANT.

        Tenant agrees that it will not do any of the following without the express, specific prior consent in writing of the Landlord:

        13.1 Use or operate any machinery or equipment that, in Landlord's sole opinion, is harmful to the building or disturbing to other Tenants in the building or the Office Park of which the Premises is a part; nor shall Tenant use any loudspeakers, televisions, phonographs, radios or other like or differing devices in a manner so as to be heard or seen outside of the Premises.

        13.2 Do, or suffer to be done any act, manner or thing objectionable to the insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the building or Office Park of which the Premises is a part shall become void or suspended, or whereby the same shall be rated at a more hazardous risk than at the date when Tenant received possession hereunder, in case of a breach of this covenant by Tenant, in addition to all other remedies of Landlord hereunder Tenant agrees to pay to Landlord as Additional Rent any and all increase or increases of premiums on insurance carried by Landlord on the Premises, or any part thereof, and on the building and Office Park of which the Premises is a part, caused in any way by the occupancy or use of Tenant,

        13.3 Attach any awnings, antenna or other projections to the roof or the outside walls of the Premises, the Building or Office Park of which the Premises is a part.

        13.4 Execute or deliver any security interest in any trade fixtures or other property placed in or on the Premises at any time except for those fixtures or property already pledged as specific security for a business loan or financing instrument.

        13.5 Penetrate the roof of the Premises without Landlord's written consent, Tenant shall be responsible for the repair of roof leaks caused by such penetration even though Tenant has obtained Landlord's prior written consent thereto.


14.     SIGNS.

        Any signs Tenant desires for the Premises shall be subject to Landlord's written approval, shall be consistent with the signage program established for the Office Park, shall be at the sole cost and expense of the Tenant, and shall be submitted to and approved by both Landlord and the Office Park's property owner association before installation thereof. Landlord hereby specifically approves the Tenant signage design attached as Exhibit F. Tenant shall repair, paint and/or replace the Buildings fascia surfaces to which Tenant's signs are attached upon Tenant's vacating the Premises or the removal or alteration of any of Tenant's signs. Tenant shall not, without Landlord's prior written consent (i) make any changes to the exterior of the Premises, such as painting; (ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises.


15.     RIGHTS OF LANDLORD.

        Landlord reserves, without limitation to any and all of Landlord's other rights under this Lease, the following rights with respect to the Premises:


        15.1 At all reasonable times whether or not during Tenant's HOURS OF OPERATION and from time to time, shall have the right by itself or by its duly authorized agents or designees to enter within and inspect the Premises, and every part thereof, and at its option to make repairs, alterations and additions to the Premises or the building of which the Premises is a part. Landlord shall provide Tenant at least 48 hours advance notice of its intention to enter premises in order to perform its duties. In the event of an emergency, this shall not apply.

        15.2 To display a "For Sale" or other sign at any time and from time to time; and after notice from either party, whether express or implied by conduct, of intention to terminate this Lease or any time within three (3) months prior to the expiration of the Term, a "For Rent" or "For Lease" sign(s), or both "For Rent" and "For Lease" signs; and all of said signs shall be placed upon such part of the Premises as Landlord shall require.
Prospective purchasers or tenants authorized by Landlord may inspect the Premises at all reasonable hours, at any time, and from time to time whether or not during Tenant's hours of operations.

        15.3 To install or place upon, or affix to the roof and exterior walls or the Premises equipment, signs, displays, antenna, and any other object(s) of any kind or sort, provided only and solely that the same shall not materially impair the structural integrity of the building or interfere directly with Tenant's occupancy.


16.      DAMAGE TO PREMISES.

        If the Premises shall be damaged by fire, the elements or other casualty not due to Tenant's negligence or willful acts or omissions, but are not thereby rendered untenable or the damage to the does not exceed fifty percent (50%) of the Premises, Landlord shall, cause such damage, excluding damage to Tenant's property, fixtures and improvements for which Tenant is required to insure under this Lease, to be repaired; and the rent shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenable or the damage exceeds fifty percent (50%) of the Premises, the Landlord shall, cause such damage to be repaired, excluding damage to Tenant's property, fixtures and improvements for which Tenant is required to insure under this Lease, and the Rent meanwhile shall be abated in whole; provided, however, that Landlord shall have the right, to be exercised by notice in writing, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the giving of said notice with the Rent to be abated as of such date; said notice may be given within SIXTY (60) days of said occurrence. Nothing contained in this Lease shall require, or be deemed or construed to require, Landlord to make any repairs to those elements of the Premises other than those initially provided by Landlord to Tenant.


17.	INDEMNIFICATION, PUBLIC LIABILITY INSURANCE AND OTHER INSURANCE.

     17.1 Tenant shall and hereby does indemnify and defend Landlord and save it harmless from and against any and all claims, causes of action, actions, damages, liability and expense including, without limitation, attorneys' fees and costs at all tribunal levels in connection with any and all of loss of life, personal injury and damage to property occurring in or about, or arising out of or relating to, directly or indirectly in any manner whatsoever, the Premises, adjacent sidewalks and loading platforms or areas, and the Common Area at the Office Park or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, customers, invitees, principals, directors, officers, or employees.

        17.2 The Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

        17.2.1 All risks property insurance, naming the Tenant as an insured party and naming the Landlord as additional named insured, containing a mutual waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents and employees, and (except with respect to the Tenant's chattels) incorporating a standard mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant or for which the Tenant is legally liable located on or in the Office Park, including, without limitation, Leasehold Improvements, in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually subject to an agreed amount coinsurance clause. Such policy or policies, except with respect to Tenant's chattels, shall provide that loss thereon shall be adjusted and payable to the Landlord, with the proceeds to be held in trust to be used for repair and replacement of the property so insured.


        17.2.2     Commercial General Liability insurance.  Such policy shall
(i) contain inclusive limits of not less than $1,000,000.00 per occurrence,
(ii) provide for cross liability, (iii) cover Tenant's contractual liability under the indemnity provided in this Lease, (iv) include the Landlord and Mortgagee named as additional insureds, and (v) in the event such policy contains a general aggregate, be endorsed to provide that the general aggregate applies separately per location.

        17.2.3 Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

        17.2.4 All risks Tenants legal liability insurance for the actual cash value of the Premises, including loss of use thereof.

        17.2.5 Any other form of insurance which the Tenant or the Landlord, acting reasonably, or the Mortgagee requires from time to time in form, in amounts and for risks and such higher limits against which a prudent Tenant would insure.

        17.3 All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida, with a Bests rating of at least A, and reasonably acceptable to the Landlord; (ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee; and (iv) contain an undertaking by the insurers to notify the Landlord by certified mail not less than 30 days prior any material change (which includes, without limitation, any change that reduces or restricts coverage), cancellation or termination. Certificates of insurance, if required by the Mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. Tenant shall be required to pay all premiums for all policies as they become due and Tenant shall promptly deliver a certificate of payment to Landlord within ten (10) days
prior to the expiration of any policy.   If (a) the Tenant fails to take out
or to keep in force any insurance referred to in this Section 17, or should any such insurance not be approved by either the Landlord or the Mortgagee and
(b) the Tenant does not commence and continue to diligently cure such default within 48 hours after written notice by he Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to affect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be treated as Additional Rent and shall be paid by the Tenant to the Landlord without prejudice to any other rights, or remedies of the Landlord under this Lease.

        17.4 In the event Tenant fails to comply with any of the provisions of this Section 17, the Landlord, in addition to all other remedies under this Lease and at law, shall be entitled to an immediate judicial injunction prohibiting Tenant from being in possession of the Premises and from conducting any business in the Premises.


18.     FIRE AND EXTENDED COVERAGE, INSURANCE.

        18.1 Landlord shall at all times during the Term maintain in effect a policy or policies of insurance with companies having a Bests rating of at least A covering the Premises with minimum coverage of eighty percent (80%) of the replacement cost of the Building, providing protection against any peril included within the classification "Fire and Extended Coverage" and "Windstorm coverage", and, at Landlord's option, insurance against sprinkler damage, vandalism, malicious mischief, and abatement or loss of rent in case of said insured casualties. The cost of all such insurance shall be a part of the operating costs. Landlord shall provide Tenant a certificate of insurance upon written request of Tenant not more than once per year.

        18.2 Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Premises any article or thing which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage and windstorm insurance that may be charged during the Term on the amount of such insurance which may be carried by the Landlord on the Premises or the building(s) of which it is a part, resulting from a violation of the foregoing, whether or not the Landlord has consented to or otherwise waived the same. In determining whether increased premiums are the result of the Tenant's use of the Premises, a schedule, issued by the organization in making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate of the Premises.

        18.3 In the event that the Tenant's occupancy causes any increase of premium for the fire and/or casualty rates on the Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, the Tenant shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof.


19.     WAIVER OF CLAIMS.

        Landlord and Tenant agree that in the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent of insurance proceeds and that all policies of fire and/or extended coverage or other insurance covering the Premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person or persons prior to the date and time of loss or damage, if any.




20.     TRADE FIXTURES.

        All trade fixtures installed by Tenant in the Premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of the Term, provided Tenant shall not at such time be in default under any covenant or agreement contained in this Lease, and provided, further, that in the event of such removal Tenant shall promptly and fully restore the Premises to its original order and condition. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord. All lighting fixtures, air conditioning equipment, electrical and plumbing installations, ceiling and ceiling support systems, affixed floor covering and demising and interior partitions, and fixtures, equipment or installations installed at the expense of Landlord, whether or not installed by Tenant, shall not be considered trade fixtures and shall not be removable by Tenant at the expiration or earlier termination of this Lease or at the expiration of any renewal or extension thereof and shall be the property of Landlord.


21.     ASSIGNING, MORTGAGING, SUBLETTING.

        Tenant agrees not to assign, mortgage, pledge or encumber this Lease, in whole or in part, or to sublet the whole or any part of the Premises, or to permit the use of the whole or any part of the Premises by any licensee or to otherwise Transfer this Lease, without first obtaining the prior, specific written consent of Landlord which shall be at Landlord's sole discretion.
Tenant may sublease the premises one time to a single third party tenant, provided that said third party tenant is of adequate financial strength, will use the premises only for general office use, requires use of no more than four (4) parking spaces, executes the sub-lease at no additional cost to Landlord or any other tenant, and creates no disproportionate burden on the use of the Building or Office Park by other Tenants or Owners. Tenant agrees that it shall not be unreasonable for Landlord to withhold its consent to any assignment, encumbrance, sublease, or other transfer of Tenant's interest in this Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material, as defined in Section 29 of this Lease. No consent to any assignment, encumbrance or subletting shall constitute a further waiver of the provisions of this Section. Any such assignment, encumbrance or subletting without such consent, shall be void and shall at Landlord's option constitute a default.
In the event of any subletting, Tenant shall assign and pay to Landlord all consideration for the Premises above the amount provided for in this Lease received or to be received by Tenant. If Tenant is a corporation or other entity, and if control thereof in any respect whatsoever changes in Landlord's sole but bona fide opinion in any manner whatsoever at any time during the Term, Landlord, at its option and its discretion, may by giving sixty (60) days prior written notice to Tenant, declare such change a breach of and default under this Lease. The changing of control shall be deemed and construed to include, without limiting the generality of the foregoing, the loss or removal of a key principal of Tenant, and any substantial change in management. Prior to requesting the consent of Landlord to any proposed sublease or assignment, Tenant shall submit to Landlord detailed written information concerning the proposed subleases or assignee, including background information, financial information and references. Other than as provided for herein, the Landlord shall have the right to deny any requested assignment or subleasing with or without cause, and shall have the further right to condition its approval to any assignment or subleasing to an increase in the Rent payable by the Tenant or any Transferee from and after the effective date of any Transfer.


22.         SUBORDINATION AND ATTORNMENT.

        Tenant agrees that it shall, and hereby does by these terms, fully, absolutely and unconditionally subordinate its rights hereunder to the lien of any and all Mortgages now or hereafter placed against Landlord's (or its successor's) interest, and alternatively, any or all the buildings now or hereafter built or to be built in the Office Park by Landlord and to any and all advances, without limitation, made or to be made thereunder and to the interest thereon and to all renewals, replacements, consolidations and extensions thereof and that Tenant will from time to time promptly execute upon demand and without charge such documents and instruments in such form and substance as Landlord or its Mortgagee or its other lenders may require implementing further the foregoing subordination and agreement to subordinate.
 Tenant further agrees that it shall enter into and execute, without charge, all other documents which any Mortgagee or any ground lessor may reasonably request Tenant to enter into and execute, including a subordination, non-- disturbance and attornment agreement. The Tenant shall promptly on request attorn to any Mortgagee, or to the future owner(s) of the Building, or the purchaser at any foreclosure or sale under proceedings taken under any Mortgage, and shall recognize such Mortgagee, owner or purchaser as the Landlord under this Lease. Provided, however, that as a condition to such subordination and attornment, the holder of any such mortgage shall enter into a written agreement with Tenant, in a form required by the mortgage holder, to the effect that in the event of foreclosure or other action taken under the mortgage by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall remain in good standing and not be in default hereunder.


23.        ESTOPPEL CERTIFICATE.

             Tenant, upon request of Landlord or any holders of a Mortgage against the Landlord's interest, shall from time to time without charge deliver or cause to be delivered to Landlord or such Mortgagee, within ten
(10) days from the date of demand a certificate, in a commercially reasonable form that is reasonably acceptable to Tenant, duly executed and acknowledged in form for recording, certifying as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Rent and Additional Rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served and if there is any such default, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such certificate.


24.     PERFORMANCE OF TENANT'S COVENANTS.

        Tenant covenants and agrees that it shall timely and fully perform all agreements and covenants herein expressed on its part to he performed, that it shall, promptly upon receipt of written notice of non-performance thereof, comply with the requirements of such notice, and that, if Tenant shall not comply with such notice to the satisfaction of Landlord within forty-eight
(48) hours, if Tenant shall not commence to comply within such period and provide a written plan and time schedule for compliance and thereafter in good faith expeditiously proceed to completion with all due diligence, Landlord may, at its option, do or cause to be done any or all of the things specified in said notice and in so doing Landlord shall have the right to cause its agents, employees and contractors to enter upon the Premises and in such event shall have no liability whatsoever to Tenant for any loss or damage resulting in any way or manner whatsoever from such action; and Tenant agrees to pay promptly upon demand any expense whatsoever incurred by Landlord in taking such action, any such sum to be collectible from Tenant as Additional Rent hereunder.


25.       EVENTS OF DEFAULT.

            A default by Tenant shall be deemed to have occurred hereunder if and whenever: (i) any Rent is in arrears whether or not any notice or demand for payment has been made by the Landlord; (ii) any Rent (other than Rent) is in arrears and is not paid within five (5) days after written demand by the Landlord; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within fifteen (15) days (or such shorter period), then if the Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach within no later than thirty (30) days; in each case after notice in writing from the Landlord; (iv) the Tenant or any Guarantor becomes bankrupt, insolvent (i.e., unable to pay its debts as they arise, or with liabilities greater than assets), or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding-up or other termination of the Tenant's existence or the liquidation of its assets; (v) a trustee, receiver, or like person is appointed with respect to the business or assets of the Tenant or any Guarantor; (vi) the Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord; (vii) this Lease or any of the Tenant's assets are taken under a writ of execution; (viii) the Tenant proposes to make a Transfer other than in compliance with the provisions of this Lease; (ix) the Tenant abandons or attempts to abandon the Premises or the Premises become vacant or unoccupied for a period of five (5) consecutive days or more without the consent of the Landlord; (x) any of the Landlord's policies of insurance with respect to the Office Park are actually or threatened to be cancelled or adversely changed as a result of Tenant's use or occupancy of the Premises; (xi) any obligations of Tenant or any Guarantor owing to Landlord, whether or not related to this Lease and however arising (whether by operation of law, contract, acquired, or otherwise) shall be in default; or (xii) if Landlord has sent Tenant at any time during the Term, two or more notices with cause for the same type of material lease violation irrespective of whether such violation may have been cured at the time of receipt of the notice.


26.     RIGHTS OF LANDLORD UPON DEFAULT BY TENANT.

        26.1 If a default as provided in Section 25 occurs, then the Landlord, in addition to all rights and remedies granted under the laws of the State of Florida, shall have any and all of the following rights:

                26.1.1 To re-enter and remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse, sidewalk or elsewhere at the cost of and for the account and sole risk of Tenant, all without service of notice or resort to legal process and without Landlord or its agents being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned hereby, Tenant hereby absolutely waiving all claims for damages related directly or indirectly to any of the same; and, alternatively,

                26.1.2 To terminate the Lease and re-let the Premises for th account of the Landlord or within the sole discretion of Landlord the premises may be re-let for the account of the Tenant; and, alternatively,

                           26.1.3     If any part or portion of the rent or
payments agreed to be treated as rent shall remain due and unpaid for three
(3) days after the same shall become due and payable, Landlord shall have the option of declaring the balance of the entire unpaid rent for the entire rental term of this Lease to be accelerated and to be immediately due and payable, and Landlord may then proceed immediately to collect all of the unpaid rent called for by this Lease by distress or otherwise and to terminate this Lease, without prejudice to Tenant's obligation for all such accelerated rent should Tenant fail then to pay the balance of the entire rental term.
For purposes of this Section 26.1.3, said balance means the entire Rent for the balance of the term of this Lease.

        26.2 The prevailing party in any action under this Lease shall be entitled to recover form the other party reasonable attorneys' fees plus costs, whether suit instituted or not. In any and all litigation between Landlord and Tenant, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, taxable costs, and all other expenses at all levels of trial and appeal.

        26.3 Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises, by reason of violation by Tenant of any of the terms, covenants or conditions of this Lease, or otherwise.

        26.4 The rights of the Landlord under this Lease shall be cumulative and the failure on the part of the Landlord to exercise any rights under this Lease shall not operate to forfeit any of the Landlord's rights. The failure of Landlord to insist, at any time, upon strict performance of any covenants, payments, provisions or conditions of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant, payment, provision, condition or option.






27.     FINANCING AGREEMENT.

        Tenant agrees not to enter into, execute or deliver any financing or security agreement that can be considered as a priority to any mortgage given by Landlord or its successor and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of the Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for herein.


28.         HAZARDOUS MATERIALS

        28.1 Tenant shall (1) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. If Tenant breaches the obligations stated in the preceding sentence, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or useable space or if any amenity of the Premises, damages arising from any adverse impact on the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

        28.2 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of Florida or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste" under
Section 403.703(2l), Florida Statutes (1987); (ii) defined as a "hazardous substance" under Section 403.703(20) Florida Statutes (1987); (iii) defined as a "toxic or otherwise hazardous substance" under Section 403.771 (2)(c), Florida Statutes (1987); (iv) defined as a "toxic substance" under Section 442.102(21), Florida Statutes (1987); (v) petroleum; (vi) asbestos; (vii) defined as a "hazardous substance" under Section 501.065(5), Florida Statutes
(1987); (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. S 1617); (ix) defined as a "hazardous waste," pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et. seq., (42 U.S.C. S 6903); or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SS 9601 et. seq. (42 U.S.C. S 9601).


29.        CUSTOM AND USAGE.

        29.1 It is hereby covenanted and agreed any law, usage or custom to the contrary notwithstanding, that Landlord shall have the right at all times to enforce each and every of the terms, provisions, covenants, agreements, undertakings, and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the party of the Landlord in refraining from so doing at any time or times.

        29.2 The waiver by Landlord of any breach of any term, provision, covenant, agreement, undertaking, or conditions contained in this Lease shall absolutely not be deemed to be a continuing waiver of any such or of any subsequent breach of the same or any like or differing term, provision, covenant, agreement, undertaking, or condition contained in this Lease. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant to pay the particular rent so accepted, regardless absolutely of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No term, provision, covenant, agreement, undertaking, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be specifically set forth in writing and signed by Landlord.


30         SURRENDER AND HOLDING OVER.

        30.1 At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord in a broom clean condition with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing, such possession shall be deemed to be a tenancy at will only, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, and as rental for the period of such possession an amount equal to 200% the Rent in effect on the date of termination of this Lease , all computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Section 31 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord, and in the event of such a retention of possession, in addition to the provisions of this Section 31, Landlord may treat the holdover as an Event of Default pursuant to Section 25, without the necessity of any notice whatsoever.


31.         ADDITIONAL CONSTRUCTION.

        Landlord hereby reserves the right at any time and from time to time to make replacements, alterations or additions to, and to build additional partial or complete stories on the building in which the Premises is contained and to build adjoining the same. Landlord also hereby reserves the right to replace or construct other, or to add to other, buildings or improvements in the Office Park, and to permit others to do so, at any time and from time to time.


32.        CONDEMNATION.

        If more than twenty percent (20%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than twenty percent (20%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if the taking, in the reasonable judgment of Landlord and Tenant, does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures and personal property or for relocation. To the extent it does not reduce the Landlord's recovery for loss income or property value, Tenant shall be entitled to and solely responsible for pursuing any award for Tenant's loss of business, including but not limited to business interruption, or good will or for the taking of Tenant's trade fixtures and personal property or for relocation.


33.     LANDLORD'S LIABILITY.

     33.1 Landlord shall and hereby does indemnify and defend Tenant and save it harmless from and against any and all claims, causes of action, actions, damages, liability and expense including, without limitation, attorneys' fees and costs at all tribunal levels in connection with any and all of loss of life, personal injury and damage to property occurring in or about, or arising out of or relating to, directly or indirectly in any manner whatsoever, the Premises, adjacent sidewalks and loading platforms or areas, and the Common Area at the Office Park occasioned wholly by the negligence or wrongful act or omission of Landlord, its agents, contractors, customers, invitees, principals, directors, officers, or employees.

        33.2 Notwithstanding any provision contained in this Lease or elsewhere now or hereafter to the contrary, Tenant agrees and acknowledges that Tenant shall look solely and only to Landlord's interest in the leasehold and any insurance proceeds, if applicable (or subleasehold, if applicable) estate in the event of any default or breach of legal duty by Landlord with respect to any of the terms and provisions of this Lease on the, part of the Landlord to be performed or observed; and no other assets whatsoever of Landlord shall be subject to liability, levy, execution, or other judicial process or award for the satisfaction of Tenant's claim(s) of any kind or sort whatsoever.


34.     NOTICES.

        Any notes, consent or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, or Federal Express, postage prepaid, addressed (a) if to Landlord, at the address first set forth herein; and (b) if to the Tenant, at the Premises or, prior to Tenant's occupancy of the Premises, at the address first set forth herein. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then 48 hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice; the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by a recognized overnight mail service such as Federal Express or UPS.


35.     SEVERABILITY.

        If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.


36.     SUCCESSORS AND ASSIGNS.

        All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereby shall extend to and bind the several and respected heirs, executors, administrators, successors, permitted sublessees and permitted assigns of said parties, subject to the provisions of Section 21; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants, and agreements herein; and the word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall all be more than one Tenant, any notice required or permitted by terms of this Lease may be given by or to any one thereof and the same shall have the same force and effect as if given by or to all thereof. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been specifically approved by Landlord in writing as set forth elsewhere herein.


37.     QUIET ENJOYMENT.

        Upon payment by the Tenant of the rent herein provided, and upon the observance by Tenant of each and every of the terms, provisions, covenants, agreements, undertakings, and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to each and every of the terms, provisions, covenants, agreements, undertakings and conditions of this Lease.


38.         FORCE MAJEURE.

        Except for the payment or Rent and Additional Rent, both parties shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond said party's absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums, or controls, fire or other casualty, inability to obtain any materials, services or financing or through Acts of God.


39.     SCOPE AND INTERPRETATION OF THE AGREEMENT.

        This Lease is and shall be deemed, construed and considered to be the only agreement between the parties hereto pertaining to the Premises. All negotiations and oral agreements acceptable to both parties are included herein. There are no verbal understandings not contained herein. This agreement, signed by both parties, constitutes a final written expression of all terms of this agreement and is a complete and exclusive statement of those terms, and any and all representations, promises, warranties or statements, by Landlord or Landlord's agent that differ in any way from the terms of this written agreement, shall be given no force or effect. The laws of the State of Florida shall govern the validity, interpretation, performance and enforcement of this Lease. The parties intend that there be no third party beneficiaries to this Lease, except only for Landlord's mortgage(s) or other lender(s).


40.     CAPTIONS.

        Any headings preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Lease nor shall any of the same affect its meaning, constructions or effect.

41.     RELATIONSHIP OF THE PARTIES.

        Anything contained in this Lease to the contrary notwithstanding, it is specifically agreed that Landlord shall in no event be construed or deemed to be a partner or engaged in a joint venture with or an associate of, Tenant in the conduct of its business and that Landlord shall absolutely not be liable for any debts or other liabilities of any kind or sort whatsoever incurred by Tenant in the conduct of its business or otherwise. Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of the Tenant. The relationship of the parties during the term of this Lease shall at all time be solely that of Landlord and Tenant.

42.     RULES AND REGULATIONS.

        The Tenant shall comply with all Rules and Regulations, and amendments thereto, adopted by the Landlord from time to time, so long as such rules and Regulations are not inconsistent with and do not contradict this Lease. The Landlord shall not be responsible to the Tenant for any non-observance of such Rules or Regulations by any other Tenant of the Office Park. Defined terms in the Rules and Regulations shall have the meanings set forth in this Lease.

43.     DELAY.

        Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of Rent, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation, however, any such delays shall not in any manner, effect the Term.

44.     WAIVER.

        Landlord's failure to take or delay in taking advantage of any default or breach of covenant on the part of Tenant shall not be construed as a waiver thereof, nor shall any custom or practice which may grow between the parties in the course of administering this Lease be construed to waive or to lesson the right of Landlord to insist upon the strict performance by Tenant of any term, covenant or condition hereof, or to exercise any rights of Landlord on account of any such default. In no case will Landlord be deemed to have waived any of Landlord's rights under this Lease, law or equity, unless Landlord delivers to Tenant a written waiver executed by an officer of Landlord which expressly identifies the right being waived. A waiver of a particular breach or default shall not be deemed to be a waiver of the same or any other subsequent breach or default. The acceptance of Rent hereunder shall not be, or be construed to be, a waiver of any breach of any term, covenant or condition of this Lease. The presentation of any Rent or other charge hereunder in the form of a check marked by Tenant to constitute a waiver of any default shall not constitute such waiver even though endorsed and cashed by Landlord unless Landlord expressly agrees to waive such default by separate written instrument. No surrender of the Premises for the remainder of the Term shall operate to release Tenant from liability hereunder.

45.     RECORDING.

        Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

46.     EXTENDED MEANINGS.

        The words "hereof", "hereto" and "hereunder" and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, where the context allows, the employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

47.     GOVERNING LAW.

        This Lease shall be construed in accordance with and governed by the laws of the State of Florida.

48.     TIME.

        Time is of the essence of this agreement. Any time period herein specified of five days or less shall mean business days.

49.     RADON GAS.

        In accordance with Section 404.056 Florida Statutes, Tenant hereby acknowledges being aware that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

50.     AUTHORITY.

        Tenant is a duly authorized and existing legal entity is qualified to do business in the state in which the Premises are located, and has full right and authority to enter into this Lease, and each of the persons signing on Tenant's behalf are authorized to do so. In addition, Tenant warrants that it is not necessary for any other person, firm, corporation, or entity to join in the execution of this Lease to make the Tenant's execution complete, appropriate and binding.

51.     LEASE VALIDITY.

        Notwithstanding anything to the contrary contained herein or in this Lease, the submission of this Lease for examination and/or execution by Tenant does not constitute a reservation of or option for the Premises for the benefit of Tenant and the Lease and/or any Addendum or Exhibit shall have no force or validity unless and until duly executed by Landlord and delivered by Landlord to Tenant.

52.     TRIAL BY JURY.

        THE PARTIES HERETO SHALL, AND THEY HEREBY DO, IRREVOCABLY WAIVE TRIAL BY JURY IN ANY AND EVERY ACTION OR PROCEEDING BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY
WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT,
TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND ANY CLAIM FOR INJURY OR DAMAGE IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS, WHETHER OR NOT FOR NONPAYMENT OF RENT, RENT, PERCENTAGE RENT, ANY ADDITIONAL RENT, OR OTHERWISE, TENANT SHALL NOT INTERPOSE, AND HEREBY IRREVOCABLY WAIVES THE RIGHT TO, ANY
COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN   ANY SUCH PROCEEDINGS(S).
THE PROVISION IN THE IMMEDIATELY FOREGOING SENTENCE SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF THE TENANT'S RIGHT TO ASSERT CLAIMS, IF ANY, IN ANY SEPARATE ACTION OR ACTIONS BROUGHT BY THE TENANT.




Witnesses as to Landlord:          Landlord:
                                     /s/ Thomas Rietwyk
_________________________          By:   Thomas Rietwyk
_________________________          Title:  President

Witnesses as to Tenant:               Tenant:
                                        /s/ Richard C. Turner
________________________           By:   Richard C. Turner     .
_________________________          Title:  Treasurer           .
_________________________          By:  _______________________
_________________________          Title: _____________________








Exhibit A

Premises


The Premises shall be that certain Suite #202, 201  comprising approx.1231
square feet on the  2nd    floor of Building 100 and located upon that certain
property known as:

Lot 1 of the Plat of Village Square Professional Park, according to the plat thereof, as recorded in Plat Book 82, Page 143, Public Records, Palm Beach County, Florida.


















































EXHIBIT C

CONSTRUCTION



1.     LANDLORD'S WORK:

Landlord shall, at its sole cost and expense, substantially perform Landlord's work with respect to the Office Park, the Premises, and the Building in such manner as to comply with the requirements of Exhibit B (entitled "Description of Landlord's Work"). The location of such building within the Office Park and the Premises are described on Exhibit A (entitled "Premises"). Notwithstanding the foregoing, the location, type, shape, height and number of stories of such building and the nature and identity of the occupants of adjoining premises shall each be subject to such changes (whether ordinary or extraordinary, foreseen or unforeseen) as Landlord shall, at any time and from time to time, deem in its sole judgment to be desirable for the benefit of the Office Park or Building. No such changes, or any of them, shall invalidate or affect this Lease. Landlord's work shall be conclusively deemed approved by Tenant in all respects when Tenant opens for business in the Premises except only for items of Landlord's work which are not contemplated or do not conform to Exhibit B and as to which Tenant shall have given specific, written notice to Landlord within thirty (30) days after Tenant opens for business. If any other disputed interpretation or difference between Landlord and Tenant arises out of any matter concerning Landlord's work the same shall be submitted in writing a mutually agreeable third party architect (hereinbefore and hereinafter in this Exhibit C referred to as the "Arbitrator") who shall in good faith determine the dispute or difference. In the absence of fraud, bad faith or collusion, said Arbitrator's determination or award shall be final and binding and conclusive upon both Tenant and Landlord. Any award or determination rendered in accordance with this provision shall be controlling and decisive of any question, matter of dispute thereafter arising under this Lease, if and to the extent that, such question, matter or dispute thereafter arising involves the same issues(s). Each arbitration under this provision shall be governed by the laws of the State of Florida, and shall be held in Palm Beach County, State of Florida, or at such other place as the Arbitrator may reasonably designate. The change or cost of the Arbitration regardless of the award or determination shall be borne equally by Landlord and Tenant.



     2.     SPACE PLAN:

Landlord and Tenant shall work together in a timely fashion to develop a space plan for the Premises that meets with the Tenant's needs. Landlord and Tenant shall work together diligently to develop the final design and construction drawings. Landlord shall have the right to review and approve any and all design requests made by Tenant. All initial space design work shall be completed for submission to the Landlord's architect within 20 days of the execution of this Amendment. Landlord's architect shall then proceed to develop construction drawings. Tenant shall have three days to review the construction drawings upon their completion and examine them as to their accuracy and consistency with the initial space design.




3.     IMPROVEMENT COSTS:

Landlord shall provide Tenant with an interior improvement allowance (the "Allowance") __________________________DOLLARS
($_____________). Any improvements that Tenant wishes to have constructed, and that Landlord has approved, which cost in excess of the Allowance shall be constructed by Landlord at Tenant's sole expense. Any expenditures in excess of the Allowance will be billed by Landlord and shall be payable by Tenant within 20 days of the date of their submission to Tenant. Tenant shall have the option of providing its own wallpaper, window treatments and decorative accents, at its own expense.


         4.     CONSTRUCTION SCHEDULE:

Time is of the essence with respect to the performance by Tenant of each of the provisions concerning construction and the opening of the Premises for business. If Tenant fails or omits to make timely submission to Landlord of its plans, drawings, or specifications or unreasonably delays in submitting or supplying information or in giving authorization or unreasonably delays or interferes with the performance of Landlord's work, Landlord, in addition to any other right or remedy it may have at law or in equity, may pursue any one or more of the following remedies: (a) Landlord may, after written notice of intention to do so, at Tenant's cost and expense, including, without limitation, all expenses for such overtime as Landlord's architect may deem necessary, proceed with the completion of any such plans, drawings, or specifications for Tenant's work as the case may be, and such performance by Landlord shall have the same effect hereunder as if the desired plans, drawings, specifications, information, approval, authorization work or other action by Tenant had been done as herein required; and Landlord may require Tenant to pay to Landlord, as Additional Rent and above what would have been such cost had there been no such failure, omission or delay; and alternatively, (b) Landlord may give written notice to Tenant (notwithstanding that such a notice is not required hereunder) that the lease term will be deemed to have commenced on the date to be therein specified when the same would have commenced if Tenant had made timely submission or supply of plans, drawings, specifications, estimates or other information or approval of any thereof and on and after the data so specified, Landlord shall be entitled to be paid on the terms as agreed the Rent and other rents and charges which are payable under this Lease by Tenant during the Lease Term. In exercising any of the foregoing remedies set forth in (a) or (b), Landlord shall be entitled to retain and have recourse to any, if any, bond, escrow Deposit, advance rent or Deposit previously Deposited by Tenant under this Lease.


5.     OWNERSHIP OF IMPROVEMENTS:

Without limiting any other similar provision(s) contained elsewhere in the Lease, all installations, additions, betterments or improvements in or upon the Premises, made by either party, including, without limitation, all pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like shall remain upon and surrendered with the Premises as a party thereof at the expiration or sooner termination.
..



EXHIBIT D

LEASE SUPPLEMENT

TO LEASE DATED THE  23rd  DAY OF   January, 2004, BETWEEN
Gemini Property Management, LLC, ("Landlord") AND
_American Capital Holdings, Inc.   .
("Tenant"), DEMISING CERTAIN SPACE IN BUILDING IN Office Park.

                PURSUANT to the provisions of Section 5 of the above Lease, Land and Tenant, intending to be legally bound hereby agree that the RENT COMMENCEMEN DATE of this Lease was, the 1st day of February , 2004, and that the ter
of said Lease shall end at 11:59p.m. E.T. on the   31st day of  January, 2005
   unless sooner terminated as therein provided. The tenant shall advise Landlor of intent to terminate 30 days prior to moving. Landlord shall have the right to show office upon verbal notice to tenant.

                    Tenant agrees that, as of and through the date hereof, Landlord has fully and timely complied with and performed each and every of its obligations as set forth in the Lease and that Tenant has no claim or claims or cause or cause of action against Landlord whatsoever and has no right to any setoff(s) against any and all sums due Landlord.

IN WITNESS WHEREOF, the parties hereto have duly executed this LEASE SUPPLEMENT
to said Lease as of this   23rd  day of January, 2004.

Witnesses:                    Landlord:

_______________________          Thomas  Rietwyk (SEAL)


_______________________          _____________________________(SEAL)
(As to "Landlord")


                                        Tenant:

________________________     ______________________________(SEAL)

________________________     ______________________________(SEAL)
(As to "Tenant")





EXHIBIT E

RULES AND REGULATIONS

        1. Security. Landlord may from time to time adopt appropriate system and procedures for the security or safety of the Office Park, and persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relativ thereto.

        2. Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Office Park and Premises which are in the possession of Tenant. In the event any Tenant fails to return keys, Landlord ma retain $50.00 of Tenant's Security Deposit for locksmith work and administration

        3. Repair, Maintenance, Alterations and Improvements. Tenant shall carry out Tenant's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Landlord and in a manner whic sill not interfere with the rights of other Tenants in the Office Park.

        4. Water Fixtures. Tenant shall not use water fixtures for any purp for which they are not intended, nor shall water be wasted by tampering with suc fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

        5. Personal Use of Premises. The promises shall not be used or permitted to be used for residential, lodging or sleeping purposed or for the storage of personal effects or property not required for business purposes.

        6. Heavy Articles. Tenant shall not place or move about the Premise without Landlord's prior written consent, any safe or other heavy article which exceeds 100 lbs per square foot live load and which may damage the Building. Landlord may designate the location of any such heavy articles in the Premises.

        7. Bicycles, Animals. Tenant shall not bring any animals or birds i the Office Park, and shall not permit bicycles or other or vehicles inside or on the sidewalks outside the Office Park except in areas designated from time to time by Landlord for such purposes.

        8. Deliveries. Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares and merchandise to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Office Park caused by; any person making improper deliveries.

        9. Solicitations. Landlord reserves the right to restrict or prohib canvassing, soliciting or peddling in the Office Park.

        10. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense in the Premises or in receptacles (if any) provided by Landlord for the Office Park, and shall keep sidewalks and driveways outside the Office Park and lobbies, corridors, stairwells, ducts and shafts of the Office Park, free of all refuse. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scrape or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

        11. Obstructions. Tenant shall not obstruct or place anything in or the sidewalks or driveways outside the Office Park or in the lobbies, corridors, stairwells or other Common Areas, or use such locations for any purpose except access to and exit from the premises without Landlord's prior written consent. Landlord may remove at Tenant's expense any such obstruction or thing caused or placed by Tenant (and unauthorized by Landlord) without notice or obligation to Tenant. Tenant shall not permit or suffer merchandise of any kind at any time t be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display; store or place any merchandise. No sale of merchandise by tent sale, truckload sale or the like, shall be permitted on the parking lot or other common areas.

        12. Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Office Park as a first quality Office Park or which will impair the comfort and convenience of other Tenants in the Office Park.

        13. Employees, Agents and Invitees. As applicable in these Rules an Regulations, the term "Tenant" shall include Tenant's Agents, as defined in section 2.42 of the Lease, as well as others permitted by Tenant to use or occup the Premises.

        14. Parking. If Landlord designates Tenant parking areas in the Off Park, Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas pursuant to the Lease.
 Landlord may itself or through any agent designated for such purpose, make, administer and enforce additional regulations permitting Landlord or such agent to move any vehicles improperly parked to the designated Tenant or employee
parking areas.   No disabled vehicle shall be left in the parking areas of the
Office Park for more than 24 hours. There shall be no overnight parking without prior written permission from the management.

15.	Signs.
              A. Tenant shall not permit or suffer any advertising medium to be placed on walls or exterior windows, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibi or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Office Park, outside the premises.

        B. Tenant shall not permit or suffer the use of any advertising medi which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord as previously given its written consent.

16.	Tenant shall not, in or on any part of the Common Area:

                            (a)     Exhibit any sign, placard, banner, notice or
other written material, except for the sign design approved herein and other activities as approved in writing by Landlord.
                            (b)     Distribute any circular, booklet, handbill,
placard or other material, except for activities as approved in writing by Landlord.
                            (c)     Solicit  membership in any organization or
association or contribution for any purpose.
                            (d)     Create a nuisance.
                            (e)     Throw, discard or Deposit any paper, glass o
extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

                (f)	Deface, damage or demolish any sign, light standard or fixtu landscaping materials or other improvement, or the property of customers, business invitees or employees situated within the Office Park.







EXHIBIT F


GUARANTY



     In order to induce Gemini Property Management, LLC ("Landlord") to enter into that certain Lease dated the 23rd day of January, 2004, (the "Lease"), by and between Landlord, and American Capital Holdings, Inc. ("Tenant") with
respect to the Premises, known as Suite _#202, #201    of Building _ 100   at th
Village Square Professional Park, Palm Beach Gardens, FL 33410, and for other valuable consideration Barney Richmond ("Guarantor") agrees with the Landlord as follows:

     1. The Guarantor agrees to make the due, and punctual payment of all rent and other charges payable by the Tenant under the Lease and Amendment; to promptly and completely perform all of the other terms, provisos, covenants and agreements on the part of the Tenant contained in the Lease and Amendment; and t indemnify the Landlord from any loss, costs or damages arising out of any failur to pay rent or other charges under the Lease and Amendment or the failure of the Tenant to perform any of the terms, provisos, covenants and agreements contained in the Lease and Amendment.

     2. This Guaranty is absolute, unconditional, continuing and irrevocable and the obligation of the Guarantor will not be released by, or any way affected by, any extensions of time, indulgences or modifications which the Landlord may extend to or make with the Tenant under the Lease and Amendment; or any waiver b or failure of the Landlord to enforce any provision of the Lease and Amendment; or any assignment of the Lease and Amendment by the Tenant or by any trustee, receiver or liquidator; or by any consent which the Landlord may give to any assignment.

     3. The Guarantor waives any right to require the Landlord to proceed against the Tenant, or pursue any rights or remedies under the Lease and Amendment, or proceed against any security of the Tenant held by the Landlord, o to pursue any other remedy within the power of the Landlord.

     4. The Guarantor waives notice of the acceptance of this Guaranty and any notice of non-performance, non-payment or non-observance on the part of the Tenant of the terms, provisos, covenants and agreements in the Lease and Amendment.

     5. The liability of the Guarantor will not be considered to be waived o in any way released by reason of the release or discharge of the Tenant under th Lease and Amendment in any receivership, bankruptcy, winding-up or other creditors' proceedings or the rejection or disclaimer of the Lease or Amendment in any such proceeding.

     6. This Guaranty shall continue for the first three (3) years of the term, and shall automatically terminate after the 36th month of occupancy by the Tenant. The termination of the Guaranty in no way releases the Tenant from any of its obligations under the Lease and Amendment, both of which shall continue i full force and effect.

     7. No action brought under this Guaranty and no recovery under this Guaranty shall act as a bar or defense to any further action which might be brought under this Guaranty by reason of any further default under the terms of the Lease and Amendment.

     8. No modification of this Guaranty shall be effective unless made in writing, properly executed by the Guarantor and the Landlord.

     9. The Guarantor shall be bound by this Guaranty in the same manner as though it were the Tenant named in the Lease and Amendment.

     10. All of the terms and conditions of this Guaranty shall extend to an be binding on the Guarantor, its successors and assigns, and shall inure to the benefit of and may be enforced by the Landlord and its successors in interest an assigns, as well as successors in title to the property on which the leased premises are located, including, without limitation, any mortgagee of all or any part of such property.

     11. Guarantor shall have no rights of subrogation against Tenant arisin from any payment or performance by Guarantor hereunder until all obligations of Tenant to Landlord under the Lease and Amendment have been satisfied and the Lease and Amendment has expired or been terminated by Landlord.

     IN WITNESS WHEREOF the Guarantor has executed the Guaranty under seal this
23rd day of   January, 2004.

Witnesses:                                   ______________________________
   (Signature)
_____________________________
                                             ______________________________
                                             (Print Name)

_____________________________      Address: ______________________

                                            ______________________________

                                            ______________________________


                                        Social Security #________________